Calculation of Filing Fee Tables
S-8
Wise Group plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value $0.01, 2026 Equity Incentive Plan with Non-Employee Sub-Plan	Other	102,567,200	$ 14.47	$ 1,484,147,384.00	0.0001381	$ 204,960.75
2	Equity	Class A ordinary shares, par value $0.01, 2016 Share Option Plan	Other	11,122,060	$ 14.47	$ 160,936,208.20	0.0001381	$ 22,225.29
3	Equity	Class A ordinary shares, par value $0.01, Rules of the 2021 Equity Incentive Plan	Other	1,433,687	$ 14.47	$ 20,745,450.89	0.0001381	$ 2,864.95
4	Equity	Class A ordinary shares, par value $0.01, Long Term Incentive Plan	Other	3,932,343	$ 14.47	$ 56,901,003.21	0.0001381	$ 7,858.03
Total Offering Amounts:						$ 1,722,730,046.30		$ 237,909.02
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 237,909.02
Offering Note
[1]	1.a. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Class A ordinary shares, par value $0.01 ("Class A Ordinary Shares") of Wise Group plc (the "Registrant") that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding Class A Ordinary Shares. 1.b. Represents Class A Ordinary Shares reserved for future issuance pursuant to awards under the Registrant's 2026 Equity Incentive Plan with Non-Employee Sub-Plan (the "2026 Plan"). 1.c. The price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and are calculated based upon 10.62 Pounds, which is the average of the high and low prices per Class A ordinary share of Wise plc ("Wise"), the predecessor of the Registrant, on the London Stock Exchange on May 6, 2026, as converted into U.S. dollars at the exchange rate of $1.3621 to GBP1.0000 on May 1, 2026 as published by the Board of Governors of the Federal Reserve System. On May 8, 2026, Wise completed a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the "Scheme"), whereby each Class A ordinary share of Wise was cancelled in exchange for one Class A Ordinary Share of the Registrant, excluding certain shares held by certain sanctioned shareholders. As a result of the Scheme, on May 8, 2026, Wise became a wholly owned subsidiary of the Registrant, and on May 11, 2026, the Registrant's Class A Ordinary Shares were listed and commenced trading on the Nasdaq Global Select Market.

[2]	See note 1.a. above. 2.a. Represents Class A Ordinary Shares issuable pursuant to stock options outstanding under the Registrant's TransferWise 2016 Share Option Plan (the "2016 Plan"). No additional Class A ordinary shares will be granted under the 2016 Plan. 2.b. The price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and are calculated based upon 10.62 Pounds, which is the average of the high and low prices per Class A ordinary share of Wise on the London Stock Exchange on May 6, 2026, as converted into U.S. dollars at the exchange rate of $1.3621 to GBP1.0000 on May 1, 2026 as published by the Board of Governors of the Federal Reserve System. On May 8, 2026, Wise completed the Scheme, whereby each Class A ordinary share of Wise was cancelled in exchange for one Class A Ordinary Share of the Registrant, excluding certain shares held by certain sanctioned shareholders. As a result of the Scheme, on May 8, 2026, Wise became a wholly owned subsidiary of the Registrant, and on May 11, 2026, the Registrant's Class A Ordinary Shares were listed and commenced trading on the Nasdaq Global Select Market.

[3]	See note 1.a. above. 3.a. Represents Class A Ordinary Shares issuable pursuant to awards outstanding under the Registrant's TransferWise 2021 Equity Incentive Plan (the "2021 Plan"). No additional Class A ordinary shares will be granted under the 2021 Plan. 3.b. The price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and are calculated based upon 10.62 Pounds, which is the average of the high and low prices per Class A ordinary share of Wise on the London Stock Exchange on May 6, 2026, as converted into U.S. dollars at the exchange rate of $1.3621 to GBP1.0000 on May 1, 2026 as published by the Board of Governors of the Federal Reserve System. On May 8, 2026, Wise completed the Scheme, whereby each Class A ordinary share was cancelled in exchange for one Class A Ordinary Share of the Registrant, excluding certain shares held by certain sanctioned shareholders. As a result of the Scheme, on May 8, 2026, Wise became a wholly owned subsidiary of the Registrant, and on May 11, 2026, the Registrant's Class A Ordinary Shares were listed and commenced trading on the Nasdaq Global Select Market.

[4]	See note 1.a. above. 4.a. Represents Class A ordinary shares issuable pursuant to awards outstanding under the Registrant's Long Term Incentive Plan (the "LTIP"). No additional Class A ordinary shares will be granted under the LTIP. 4.b. The price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and are calculated based upon 10.62 Pounds, which is the average of the high and low prices per Class A ordinary share of Wise on the London Stock Exchange on May 6, 2026, as converted into U.S. dollars at the exchange rate of $1.3621 to GBP1.0000 on May 1, 2026 as published by the Board of Governors of the Federal Reserve System. On May 8, 2026, Wise completed the Scheme, whereby each Class A ordinary share of Wise was cancelled in exchange for one Class A Ordinary Share of the Registrant, excluding certain shares held by certain sanctioned shareholders. As a result of the Scheme, on May 8, 2026, Wise became a wholly owned subsidiary of the Registrant, and on May 11, 2026, the Registrant's Class A Ordinary Shares were listed and commenced trading on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources